UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

_________________

Date of Report
(Date of earliest event reported):	January 5, 2005

Midwest Air Group, Inc.
(Exact name of registrant as specified in its charter)

Wisconsin	1-13934	39-1828757
(State or other	(Commission File	(IRS Employer
jurisdiction of incorporation)	Number)	Identification No.)

6744 South Howell Avenue, Oak Creek, Wisconsin 53154
(Address of principal executive offices, including zip code)

(414) 570-4000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

        [EXPLANATORY NOTE: This Amendment No. 1 to the Current Report on Form 8-K of Midwest Air Group, Inc. (the “Company”) filed with the Securities and Exchange Commission on January 7, 2005, under Item 8.01, Other Events, is being filed to provide additional information supplementing information previously reported. For the convenience of the reader, the Company has restated the Current Report on Form 8-K in its entirety.]

Item 1.01.	Entry into a Material Definitive Agreement.

        As discussed below, Scott R. Dickson has been appointed as the Company’s Senior Vice President and Chief Marketing Officer. Pursuant to an employment offer letter to Mr. Dickson, the Company agreed to pay Mr. Dickson an annual salary of $205,000 and to grant Mr. Dickson an option to purchase 20,000 shares of the Company’s common stock at an exercise price equal to the fair market value of the Company’s common stock on the date of grant. Mr. Dickson is also entitled to participate in the Company’s Annual Incentive Plan (“AIP”) and was guaranteed a minimum payout under the AIP of $25,000 for the 2005 fiscal year. The offer letter also provides that Mr. Dickson is eligible to participate in employee benefits customarily available to comparable employees.

Item 8.01.	Other Events.

        On January 5, 2005, the Company issued a press release announcing the appointment of Scott R. Dickson as Senior Vice President and Chief Marketing Officer of the Company. Mr. Dickson will be responsible for all aspects of marketing for Midwest Airlines and its Skyway Airlines subsidiary. A copy of the press release is being furnished as Exhibit 99 to this Current Report on Form 8-K (this “Report”) and is incorporated into this Report by reference.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired. Not applicable.

(b)	Pro Forma Financial Information. Not applicable.

(c)	Exhibits. The following exhibit is being furnished herewith:

99	Press Release of Midwest Air Group dated January 5, 2005.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIDWEST AIR GROUP, INC.
Date: February 24, 2005	By:	/s/ Carol N. Skornicka
Carol N. Skornicka Senior Vice President, General Counsel and Secretary

MIDWEST AIR GROUP, INC.

Exhibit Index to Current Report on Form 8-K

Exhibit Number

99	Press Release of Midwest Air Group dated January 5, 2005 - Previously Filed.